Exhibit 99.1

                                                     news

FINANCIAL
RELATIONS BOARD


FOR FURTHER INFORMATION:                     RE:   FTI Consulting, Inc.

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AT FTI CONSULTING:                AT FINANCIAL RELATIONS BOARD:            AT THE NEIBART GROUP

Jack Dunn        Lisa Schaefer    Lisa Fortuna       Tim Grace         Emma Murphy
Chairman & CEO   Media Relations  Analyst Inquiries  Financial Media   Media Relations
(410) 224-1483   (212) 841-9364   (312) 640-6679     (312) 640-6667    (718) 875-4545
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FOR IMMEDIATE RELEASE
MONDAY, MARCH 15, 2004

                   FTI CONSULTING ANNOUNCES MANAGEMENT CHANGES

            Names Chief Risk Management Officer and Practice Leaders;
                    President to Step Down at Annual Meeting

ANNAPOLIS, MD, March 15, 2004--FTI Consulting, Inc. (NYSE: FCN), the premier provider of corporate finance/restructuring, forensic accounting, litigation and economic consulting, today announced several management changes as a result of its recent growth and the structuring of the company subsequent to its recent acquisitions. Effective March 31, 2004, Barry Kaufman will become Executive Vice President and Chief Risk Management Officer. In addition, FTI announced that Roger Carlile has been named head of the Forensic Accounting and Litigation practice; DeLain Gray has been named head of the Corporate Finance/Restructuring practice; and John Klick has been named head of the Economic Consulting practice. Finally, FTI's President, Stewart Kahn, announced that he will step down as President at the annual meeting on May 19, 2004, becoming a special advisor to the CEO.

Barry Kaufman Named Executive Vice President and Chief Risk Management Officer Effective March 31, Barry Kaufman will become Executive Vice President and Chief Risk Management Officer. In this role, he will report to the CEO and have responsibility for assessing and addressing all areas of risk and quality assurance for the company, including those with respect to engagement acceptance and performance, potential conflict identification and resolution, the hiring and retention of senior personnel, and due diligence in acquisitions and strategic planning. He will also have significant input into the areas of performance monitoring and operating metrics.

With 30 years of experience in the consulting profession, prior to joining FTI in 2002 as Vice President of Operations responsible for the Litigation Consulting and Electronic Evidence


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practices, Mr. Kaufman was with Arthur Andersen, where he led its Washington,
D.C.-based Organizational Strategy and Enterprise Technology Group, primarily serving the federal government. He was the Risk Management Practice Director for complex engagements and for clients in the telecommunications, consumer products technology and entertainment industries, and has extensive experience in both the public and private sectors of the technology industry. Mr. Kaufman, aged 56, is a CPA. He holds a B.A. in economics from the University of Michigan and an MBA in Finance from Dartmouth College's Tuck School of Business.

Roger Carlile Named Head of Forensic Accounting and Litigation Consulting
Practice
Roger Carlile, based in FTI Consulting's Dallas office, has been appointed head of the Forensic Accounting and Litigation practice, which includes the company's legacy forensic practice, its legacy Litigation Consulting and Electronic Evidence practices, and its two recent acquisitions: KPMG's Dispute Advisory Services business and Ten Eyck Associates, renowned for its consulting work in Securities and Exchange Commission investigations and securities law litigation. The integrated practice makes FTI one of the largest providers of dispute analysis, dispute avoidance and financial investigation services in the U.S. and dramatically increases its scope, depth of expertise and geographic presence.

Mr. Carlile has provided a variety of professional services to clients in various industries. He has significant experience in litigation advisory services, including expert testimony, damages analysis, royalty rate analysis, intellectual property valuation, royalty audits, forensic investigations, intellectual property portfolio management, and strategy development. Previously, Mr. Carlile was the global partner-in-charge of KPMG's Forensic Services practice.

DeLain Gray Named Head of Corporate Finance/Restructuring Practice
FTI announced that it has appointed DeLain Gray head of the Corporate Finance/Restructuring practice. FTI Consulting is one of the leading providers of turnaround, performance improvement, financial and operational restructuring services in the marketplace. The Corporate Finance/Restructuring practice also provides interim management, investment banking and transaction advisory services through its dedicated product teams.

Mr. Gray has over 24 years of experience and has participated in a significant number of bankruptcy consulting and out-of-court restructuring engagements. He joined FTI through the company's 2002 acquisition of PricewaterhouseCoopers' U.S.-based restructuring practice. He has extensive experience representing both creditors and debtors in formal bankruptcy and out-of-court restructurings in a wide variety of industries, with notable experience in retailing, textile manufacturing and healthcare, among others. Mr. Gray was previously the co-leader of the Corporate Finance/Restructuring practice and is based in FTI's Washington, D.C., office.

John Klick Named Head of Economic Consulting Practice
John Klick has been appointed head of FTI's Economic Consulting practice. His responsibilities include the coordination of the company's recent acquisition of Lexecon with FTI's existing economic consulting offerings. Lexecon is one of the leading economic consulting firms in the U.S., with services falling into three broad areas: litigation support, public policy studies and business consulting. Particular areas of expertise for the Economic Consulting practice include telecommunications, electricity, railways, utilities, oil, natural gas, petroleum, deregulation,


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valuation, securities, risk management, damages and antitrust issues.

With 30 years of experience, Mr. Klick has provided expert testimony in cases involving economic damages, the public and private benefits of proposed mergers and acquisitions, the marginal, incremental and stand-alone costs of services provided by regulated network industries, and the pricing of access to network facilities. Mr. Klick has in-depth experience in a number of industrial sectors including telecommunications, energy, and transportation. Mr. Klick joined FTI in 1998.

Stewart J. Kahn to Step Down as President of FTI and Assume Role of Advisor to
CEO
Mr. Kahn has announced that he intends to retire as president of FTI, effective at the company's annual meeting on May 19, 2004. He joined FTI in September 1998, becoming president in December of that year. Over the last five years, he has presided over FTI's development into a world-class financial consulting firm and has been a huge contributor to its growth and profitability during that period. Upon stepping down, he has agreed to serve FTI as special advisor to the CEO for the next three years, providing input on general corporate matters on a part-time basis. FTI has no present plans to fill the office of President.

In commenting on these changes, Jack Dunn, FTI's Chairman and Chief Executive Officer, said "FTI is a results-driven organization, dedicated to finding the path that leads clients to the best outcome. The management changes announced today underscore our continued commitment to that course and to achieving quality, transparency and accountability in everything we do. The addition of Barry Kaufman to the Executive Management Team, along with the recent promotion of Dom DiNapoli to the office of Chief Operating Officer, are evidence of that commitment in the executive suite. At the same time, Roger, DeLain, and John have played significant roles in getting us to where we are today, and will play critical roles in FTI's future. They have the know-how to capitalize on the synergies that arise through the integration of our combined practices and have exuded a team spirit and sense of `ownership' in FTI. Stu and Dom join me in congratulating Barry, Roger, DeLain and John on today's announcement and we look forward to working with them in continuing to execute the mission statement for FTI."

About FTI Consulting
FTI is the premier provider of corporate finance/restructuring, forensic accounting and litigation consulting, and economic consulting. Strategically located in 24 of the major US cities and London, it employs over 1,000 professionals consisting of numerous PhDs, MBAs, CPAs, CIRAs and CFEs who are committed to delivering the highest level of service to our clients. These clients include the world's largest corporations, financial institutions and law firms in matters involving financial and operational improvement and major litigation.

                 FTI is on the Internet at www.fticonsulting.com


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